                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                            [PULITZER LOGO]

                                                      900 North Tucker Boulevard
                                                        St. Louis Missouri 63101
                                                                Tel 314/340-8402
                                                                Fax 314/340-3125

                                                For further information, contact
                                                James V. Maloney, Director of
                                                Shareholder Relations
                                                (314) 340-8402

                       PULITZER INC. REPORTS THIRD-PERIOD
                   REVENUE FOR FOUR WEEKS ENDED MARCH 27, 2005

            ST. LOUIS, April 19, 2005 -- Pulitzer Inc. (NYSE: PTZ) today announced that revenue increased 2.5 percent for the four-week accounting period ended March 27, 2005, and 3.3 percent for the thirteen-week year-to-date period when compared to the respective 2004 periods. March 2005 advertising revenue in St. Louis and at the 12 Pulitzer Newspapers, Inc. ("PNI") markets increased 3.0 percent, with decreases of 0.3 percent at the St. Louis operations and increases of 11.4 percent at PNI.

            On a comparable basis, excluding the results of PNI acquisitions absent in the comparable period of 2005 and 2004, total revenue increased 2.0 percent for the four-week period ended March 27, 2005, and increased 2.8 percent for the thirteen-week year-to-date period. Comparable advertising revenue increased 2.4 percent for the four-week period ended March 27, 2005, and increased 4.4 percent for the thirteen-week year-to-date period. Third-period 2005 comparable advertising revenue decreased 0.3 percent at the St. Louis operations and increased 9.4 percent at PNI. Comparable advertising revenue increased 2.6 percent at the St. Louis operations and 9.0 percent at PNI for the thirteen-week year-to-date period.

            The principal components of the third-period comparable advertising revenue results for St. Louis and PNI were:

- Comparable retail advertising revenue, including preprints, increased 4.6 percent. Comparable retail ROP revenue increased 2.1 percent, principally due to strength in the furniture, financial, and electronic categories, partially offset by weakness in the department store and entertainment categories and advertising revenue shifts related to the earlier observation of the Easter holiday in 2005 compared to 2004. St. Louis local territory revenues decreased 2.7 percent. Comparable retail ROP revenue decreased 2.4 percent in St. Louis and increased 10.5 percent at PNI. Comparable retail preprint

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

Page Two
Pulitzer Inc. Period 3 Revenues

      revenue increased 13.2 percent in St. Louis reflecting, in part, a strong performance by Local Values, the St. Louis Post-Dispatch's direct mail initiative, which began in March of 2004. PNI retail preprint revenue increased 1.9 percent.

- Comparable third-period national advertising revenue, including preprints, decreased 4.1 percent versus the respective 2004 period. This decrease was principally due to weakness in the financial and telecommunication categories, partially offset by strength in the travel category. Comparable national preprint revenue increased 28.6 percent for the period, and comparable national ROP revenue decreased 11.5 percent. Comparable national advertising revenue, including preprints, decreased
      5.8 percent in St. Louis and increased 23.0 percent at PNI.

- Comparable third-period classified revenue increased 1.3 percent versus the respective 2004 period. The shift in the Easter holiday had a strong influence on this year-to-year comparison.

                    COMPARABLE CLASSIFIED ADVERTISING REVENUE
                       PERCENTAGE CHANGE 2005 VERSUS 2004

                                                                                         Total Pulitzer,
                                                                                            including
                                                                           Tucson            Tucson
                                                           Total         Newspaper          Newspaper
        PERIOD 3            St. Louis        PNI          Pulitzer         Agency            Agency
        --------            ---------        ---          --------         ------            ------
Help Wanted                      1.4%       24.9%           7.3%            21.4%              9.2%
Automotive                      (0.9%)      (8.5%)         (2.6%)           (0.2%)            (2.3%)
Real Estate                    (14.5%)      13.4%          (6.2%)          (16.3%)            (7.0%)
Total Classified Revenue        (2.5%)      11.0%           1.3%             6.3%              1.8%

                    COMPARABLE CLASSIFIED ADVERTISING REVENUE
                       PERCENTAGE CHANGE 2005 VERSUS 2004

                                                                                         Total Pulitzer,
                                                                                            including
                                                                           Tucson            Tucson
                                                           Total         Newspaper          Newspaper
      YEAR-TO-DATE          St. Louis        PNI          Pulitzer         Agency            Agency
      ------------          ---------        ---          --------         ------            ------
Help Wanted                    4.9%         34.1%          11.8%            22.2%             13.2%
Automotive                    (5.3%)        (7.3%)         (5.7%)            4.1%             (4.7%)
Real Estate                   (7.6%)        14.8%          (0.7%)           (8.3%)            (1.3%)
Total Classified Revenue      (1.7%)        14.2%           2.6%             9.4%              3.3%

                                    - more -

Page Three
Pulitzer Inc. Period 3 Revenues

            Third-period circulation revenue decreased 1.2 percent versus the respective 2004 period, principally due to decreased single copy sales in St. Louis.

            March 2005 revenue associated with the Company's 50 percent interest in the Tucson Newspaper Agency ("TNI") increased 4.9 percent and total advertising revenue increased 6.0 percent. TNI retail revenue, including preprints, increased 4.1 percent, with a 0.7 percent decrease in retail ROP and a 17.5 percent increase in retail preprint revenue. Local territory revenues increased 11.6 percent for the period. TNI national revenue, including preprints, increased 34.2 percent, with a 52.2 percent increase in national ROP and 4.8 percent increase in national preprints. March classified revenue increased 6.3 percent at TNI.

OTHER

            On January 30, 2005, Lee Enterprises, Incorporated (NYSE:LEE) and Pulitzer Inc. (NYSE:PTZ) announced that they entered into a definitive agreement for Lee to acquire all of Pulitzer's capital stock for a cash purchase price of $64 per share, with enterprise value totaling $1.46 billion based upon a value of $64 per share. The boards of directors of both companies unanimously approved the transaction. The transaction is subject to customary closing conditions and approval by Pulitzer shareholders. The transaction is expected to close by the end of the second calendar quarter of 2005.

                                       ***

            Pulitzer Inc., through various subsidiaries and affiliated entities, is engaged in newspaper publishing and related new media activities. The Company's newspaper operations include two major metropolitan dailies, the St. Louis Post-Dispatch and the Arizona Daily Star in Tucson, Ariz., and, through its Pulitzer Newspapers, Inc. ("PNI") subsidiary, 12 other dailies and more than 75 weekly newspapers, shoppers and niche publications. The PNI dailies are The Pantagraph, Bloomington, Ill.; The Daily Herald, Provo, Utah; the Santa Maria Times, Santa Maria, Calif.; The Napa Valley Register, Napa, Calif.; The World, Coos Bay, Ore.; The Sentinel, Hanford, Calif.; the Arizona Daily Sun, Flagstaff, Ariz.; The Daily Chronicle, DeKalb, Ill.; The Garden Island, Lihue, Hawaii; the Daily Journal, Park Hills, Mo.; The Lompoc Record, Lompoc, Calif.; and The Daily News, Rhinelander, Wis. The Company's newspaper operations also include the Suburban Journals of Greater St. Louis, a group of 36 weekly papers and various niche publications.

            The Company's new media and interactive initiatives include STLtoday.com in St. Louis, azstarnet.com in Tucson, and Web sites for all of its other dailies. Pulitzer Inc. is the successor to the company originally founded by Joseph Pulitzer in St. Louis in 1878. For further information, visit our Web site at www.pulitzerinc.com.

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

Page Four
Pulitzer Inc. Period 3 Revenues

NOTES:

            This press release contains forward-looking statements based on current management expectations. Numerous factors may cause events to differ materially from those anticipated in the forward-looking statements including regulatory and other factors. Many of the factors that will determine those events are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual events may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management's view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

            The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer has filed with the SEC a preliminary proxy statement (and will file a definitive proxy statement) to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the definitive proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov) when it becomes available. Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, when available, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

            Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer's directors and executive officers is available in Pulitzer's annual report on Form 10-K, which was filed with the SEC on March 17, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and the other relevant documents filed with the SEC when they become available.

                                -tables attached-

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT
(Revenue in thousands--Unaudited)

                                          Four Weeks   Four Weeks                    Thirteen Weeks   Thirteen Weeks
                                           Ended          Ended                           Ended           Ended
                                          March 27,      March 28,                       March 27,       March 28,
                                           2005       2004 (Note 3)      Change           2005        2004 (Note 3)      Change
                                          ----------  -------------    ----------    --------------   --------------   ----------
CONSOLIDATED OPERATING REVENUE (NOTE 1):

   Advertising:
    Retail                                $    9,450     $    9,207           2.6%      $   27,837      $   27,829            0.0%
    National                                   1,956          2,211         (11.5%)          6,209           6,161            0.8%
    Classified                                10,734         10,517           2.1%          33,337          32,247            3.4%
                                          ----------     ----------         -----       ----------      ----------           ----
     Total                                    22,140         21,935           0.9%          67,383          66,237            1.7%
    Preprints                                  5,733          5,122          11.9%          17,094          14,218           20.2%
                                          ----------     ----------         -----       ----------      ----------           ----
     Total Advertising                        27,873         27,057           3.0%          84,477          80,455            5.0%
   Circulation                                 6,250          6,328          (1.2%)         19,917          20,568           (3.2%)
   Other                                         612            499          22.6%           1,749           1,712            2.2%
                                          ----------     ----------         -----       ----------      ----------           ----
     Total                                $   34,735     $   33,884           2.5%      $  106,143      $  102,735            3.3%
                                          ==========     ==========         =====       ==========      ==========           ====

OPERATING REVENUE OF CONSOLIDATED
 SUBSIDIARIES:

   St. Louis Operations (Note 2):
    Advertising                           $   19,381     $   19,434          (0.3%)     $   59,026      $   57,545            2.6%
    Circulation                                4,627          4,731          (2.2%)         14,822          15,388           (3.7%)
    Other                                        113             79          43.0%             412             449           (8.2%)
                                          ----------     ----------         -----       ----------      ----------           ----
     Total                                $   24,121     $   24,244          (0.5%)     $   74,260      $   73,382            1.2%
                                          ==========     ==========         =====       ==========      ==========           ====

   Pulitzer Newspapers, Inc.
    Advertising                           $    8,492     $    7,623          11.4%      $   25,451      $   22,910           11.1%
    Circulation                                1,623          1,597           1.6%           5,095           5,180           (1.6%)
    Other                                        499            420          18.8%           1,337           1,263            5.9%
                                          ----------     ----------         -----       ----------      ----------           ----
     Total                                $   10,614     $    9,640          10.1%      $   31,883      $   29,353            8.6%
                                          ==========     ==========         =====       ==========      ==========           ====

OPERATING REVENUE OF UNCONSOLIDATED
 NEWSPAPER JOINT VENTURE:

   Pulitzer's 50% share of Tucson
     Newspaper Agency:
    Advertising                           $    3,531     $    3,332           6.0%      $   11,200      $   10,378            7.9%
    Circulation                                  924            937          (1.4%)          2,974           3,028           (1.8%)
    Other                                         51             26          96.2%             162             117           38.5%
                                          ----------     ----------         -----       ----------      ----------           ----
     Total                                $    4,506     $    4,295           4.9%      $   14,336      $   13,523            6.0%
                                          ==========     ==========         =====       ==========      ==========           ====

                                   -continued-

Note 1

Year-to-year comparisons are affected by acquisitions of weekly newspapers, shoppers and niche publications within the last 12 months that complement the Company's newspapers in several markets. On a comparable basis, excluding the impact of the acquisitions for comparable ownership periods in each year, advertising and total revenues would have increased as follows:

                                Four Weeks                  Thirteen Weeks
                             Comparable Change            Comparable Change
                           ----------------------      -----------------------
                            Total                       Total
                           Pulitzer        PNI         Pulitzer         PNI
                           ----------------------      -----------------------
Advertising Revenue          2.4%          9.4%          4.4%          9.0%
Total Revenue                2.0%          8.4%          2.8%          6.9%

Note 2

Includes revenues of the St. Louis Post-Dispatch, Suburban Journals of Greater St. Louis, St. Louis e-media operations, and STL Distribution Services.

Note 3

Certain reclassifications have been made to the 2004 financial statements and statistical data to conform with the presentation made in 2005.

                                    - more -

PULITZER INC. AND SUBSIDIARIES
PERIOD REVENUE AND STATISTICAL REPORT

SELECTED STATISTICAL INFORMATION

                                              Four Weeks   Four Weeks                  Thirteen Weeks  Thirteen Weeks
                                                Ended        Ended                         Ended          Ended
                                               March 27,   March 28,                     March 27,       March 28,
                                                 2005     2004 (Note 3)    Change           2005        2004 (Note 3)   Change
                                              ----------  -------------  ----------    --------------  --------------  ---------
ADVERTISING LINAGE (in thousands of inches)

ST. LOUIS POST-DISPATCH:
  Advertising Inches
    Full run (all zones)
      Retail                                      48.6             56.6       (14.1%)        145.3            172.4       (15.7%)
      National                                    11.1             14.6       (24.0%)         40.2             42.0        (4.3%)
      Classified                                  70.8             74.8        (5.3%)        224.0            229.7        (2.5%)
                                                 -----            -----       -----          -----            -----       -----
        Total                                    130.5            146.0       (10.6%)        409.5            444.1        (7.8%)
    Part run (Retail/Classified)                  28.8             35.8       (19.6%)         93.8            130.4       (28.1%)
                                                 -----            -----       -----          -----            -----       -----
        Total Inches                             159.3            181.8       (12.4%)        503.3            574.5       (12.4%)
                                                 =====            =====       =====          =====            =====       =====

TUCSON NEWSPAPER AGENCY:
  Star/Citizen advertising inches
    Full run (all zones)
      Retail                                     110.4            116.5        (5.2%)        354.4            363.0        (2.4%)
      National                                     8.2              7.0        17.1%          22.8             21.7         5.1%
      Classified                                 119.7            131.8        (9.2%)        375.3            393.8        (4.7%)
                                                 -----            -----       -----          -----            -----       -----
        Total                                    238.3            255.3        (6.7%)        752.5            778.5        (3.3%)
    Part run (Retail/Classified)                   2.0              1.4        42.9%           6.1              5.3        15.1%
                                                 -----            -----       -----          -----            -----       -----
        Total Inches                             240.3            256.7        (6.4%)        758.6            783.8        (3.2%)
                                                 =====            =====       =====          =====            =====       =====

                                       Four Weeks    Four Weeks                 Thirteen Weeks   Thirteen Weeks
                                         Ended         Ended                        Ended            Ended
                                       March 27,     March 28,                    March 27,        March 28,
CIRCULATION (Note 4):                     2005          2004         Change          2005             2004        Change
                                       ----------   -----------      ------     --------------   --------------   ------
ST. LOUIS POST-DISPATCH:
    Daily                                281,005       283,201       (0.8%)         284,894          281,339       1.3%
    Sunday                               444,002       461,651       (3.8%)         445,714          454,998      (2.0%)

COMBINED PULITZER NEWSPAPERS, INC. :
    Daily                                194,084       192,764        0.7%          192,019          191,569       0.2%
    Sunday                               188,993       188,195        0.4%          187,419          188,483      (0.6%)

TUCSON NEWSPAPER AGENCY:
    Star Daily                           115,703       113,773        1.7%          115,232          113,365       1.6%
    Citizen Daily                         31,557        33,273       (5.2%)          30,981           33,107      (6.4%)
                                         -------       -------       ----           -------          -------      ----
      Combined Daily                     147,260       147,046        0.1%          146,213          146,472      (0.2%)

    Star Sunday                          179,356       179,442       (0.0%)         179,003          180,076      (0.6%)

                                       Four Weeks    Four Weeks                 Thirteen Weeks   Thirteen Weeks
                                         Ended         Ended                        Ended            Ended
                                       March 27,      March 28,                    March 27,        March 28,
ONLINE PAGE VIEWS (in thousands)          2005      2004 (Note 3)    Change          2005         2004 (Note 3)   Change
                                       ----------   -------------    ------     --------------   --------------   ------
St. Louis                                 36,097        30,251        19.3%          111,658           95,714      16.7%

Combined PNI Web sites                    10,974         9,554        14.9%           31,194           26,251      18.8%

Combined Tucson Web sites                 10,060         7,030        43.1%           27,900           20,340      37.2%

                                          ------        ------        ----           -------          -------      ----
        Totals                            57,131        46,835        22.0%          170,752          142,305      20.0%
                                          ======        ======        ====           =======          =======      ====

Note 4

Year-to-date circulation levels represent averages (unaudited) for the current ABC annual audit periods ending September 30 and December 31 for the St. Louis Post-Dispatch and Tucson Newspaper Agency, respectively. Year-to-date PNI amounts represent combined averages (unaudited) for the annual periods ending December 31.

                                     -###-